Exhibit 10.2

SECOND AMENDMENT

TO THE

FIRST AMERICAN FINANCIAL CORPORATION

DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective as of January 1, 2012)

WHEREAS, First American Financial Corporation (the “Company”) maintains the First American Financial Corporation Deferred Compensation Plan, as amended and restated effective as of January 1, 2012 and subsequently amended (the “Plan”); and

WHEREAS, pursuant to Section 9.1 of the Plan, the Company’s Administrative Benefits Plan Committee may amend the Plan at any time.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows effective as of July 1, 2017:

1.Section 4.2(a) of the Plan is hereby amended and restated in its entirety to read as follows:

“(a)The Company has created a Trust with First American Trust, FSB serving as the initial trustee (such trustee or any successor trustee, the “Trustee”).  Each Participating Company may contribute such amounts to the Trust as it shall deem necessary or appropriate.”

2.Except as provided for above, the Plan as in effect prior to this amendment shall continue in effect unchanged.

IN WITNESS WHEREOF, the First American Financial Corporation Administrative Benefits Plan Committee has caused this Second Amendment to the First American Financial Corporation Deferred Compensation Plan, as amended and restated effective January 1, 2012, to be executed effective as of the date given above, on this first day of July, 2017.

Administrative Benefits Plan Committee

By:	/s/ Mark Rutherford
Name:	Mark Rutherford
Title:	Chairman, First American Financial Corporation Administrative Benefits Plan Committee